EXHIBIT NO. 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our report dated November 22, 1994, included in the Form 10-K, into the Company's previously filed Registration Statements File No. 33-51459 relating to NUI Direct, File No. 33-45350 relating to the Savings and Investment Plan, and File No. 33-24169 relating to the 1988 Stock Plan.

                                                        ARTHUR ANDERSEN LLP

   New York, New York
   December 29, 1994